CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 35 to Registration Statement No. 33-19628 on Form N-4 of our report dated April 23, 2012, relating to the financial statements of Sun Life of Canada (U.S.) Variable Account L, and to the use of our report dated March 29, 2012, relating to the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.) (the “Company”) (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the Company changing its method of accounting and reporting for other-than-temporary impairments in 2009 as discussed in Note 1 of the consolidated financial statements) appearing in the Statement of Additional Information, which is part of such Amendment to the Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 27, 2012